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[ILLINOIS SUPERCONDUCTOR CORPORATION LOGO]



                                                CONTACT: Monique Showalter
FOR IMMEDIATE RELEASE                           PHONE:   (847) 391 9426



                ILLINOIS SUPERCONDUCTOR CORPORATION TO BE TRADED
                            ON THE OTC BULLETIN BOARD


         Mount Prospect, IL (June 23, 1999) -- Illinois Superconductor Corporation (NASDAQ: ISCO), a leading supplier of superconducting technology for the wireless telecommunications industry, today announced that effective as of the open of business on June 24, 1999, the Company's common stock will trade on the OTC Bulletin Board. The move to the OTC Bulletin Board is taking place because the Company does not currently satisfy the net tangible asset requirement for continued listing on the Nasdaq National Market.

         According to Ted Laves, president and chief executive officer, "We believe that the OTC market should provide our investors with the continued ability to trade ISC stock. We will maintain our focus on strengthening revenues and margins, which we believe is in the long term best interest of our shareholders. We anticipate progress on revenues and margins will lead to the Company's listing on a major stock exchange in the future."

         The Company's common stock will continue to trade on the OTC under the symbol: "ISCO." The OTC Bulletin Board is a regulated quotation service that displays real-time quotes and last-sale price and value information in over-the-counter (OTC) equity securities. Information about the OTC Bulletin Board is available on the Internet at http://www.otcbb.com.

         Illinois Superconductor Corporation is a leader in the commercialization of high temperature superconducting technology for the wireless telecommunications industry. The Company develops, manufactures and markets radio frequency (RF) products to


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ILLINOIS SUPERCONDUCTOR CORPORATION
TO BE TRADED ON THE OTC BULLETIN BOARD
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enhance the quality and capacity of cellular telephone, personal communications services (PCS) and other wireless telecommunications services. With more than 30 different configurations, ISC is well equipped to satisfy the demanding and ever changing technological requirements of both rural and urban applications of carriers nationwide. The benefits of the ISC products which have been clearly documented by a number of customers include: increased capacity and range, increased coverage, increased revenues per cell site (as much as 18% based on minutes per use), easier location of new cell sites due to tolerance of interference, improved voice quality, and reduced dropped calls (up to 40%). More information about Illinois Superconductor Corporation is available on the Company's internet web site at http://www.ilsc.com.

          Statements contained in this news release that are not historical facts are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, whenever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties, and contingencies which could cause the Company's actual results, performance or achievements for 1999 and beyond to differ materially from those expressed in, or implied by, such statements. These important factors include, without limitation, the Company's ability to obtain additional financing in the near future; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; the degree to which the Company is leveraged and restrictions imposed on the Company under its existing debt instruments which may adversely affect the Company's ability to finance its future operations, to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company's products due to competition of rival manufacturers of filters for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; and the effects of legal proceedings. A more complete description of these risks, uncertainties and assumptions are included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998. The Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.

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